Exhibit 99.1
                                                           For Immediate Release




              AirNet Communications Announces Third Quarter Results
                    - Revenues Improve 10% to $2.1 Million -


Melbourne,  FL, November 14, 2001 - AirNet  Communications  Corporation (NASDAQ:
ANCC) today announced financial results for the third quarter ended September 30, 2001.

The company reported net revenues of $2.1 million, compared to $1.9 million in the second quarter of 2001. The company reported an operating loss for the third quarter of $10.2 million, compared to a loss of $27.8 million in the previous quarter. The net loss for the third quarter was $10.5 million, or $0.44 per basic and diluted share, compared to a net loss of $28.1 million or $1.18 per basic and diluted share in the previous quarter. Per share amounts were based on 23,791,179 weighted average shares for the third quarter 2001 and exclude shares issuable upon the conversion the Series B convertible preferred stock and other convertible securities.

The quarterly improvement in revenues reflects sales to North American PCS customers. The Company continues to conserve cash assets, reduce liabilities and focus on near term opportunities for revenue. Recent technology decisions by large operators migrating to GSM and GPRS/EDGE high speed data technology could be of long term benefit to the Company as the Company has commercially available products which address this market.

Major events in and after the third quarter include:

o Obtained new purchase orders for $7.5 million in products and services to be shipped in 2001 and 2002 from the North American PCS customers and added a new U.S. based carrier to our list of customers.

o Settled and deferred $20 million in liabilities resulting in estimated lump sum payments of $6.2 million in 2001 and deferred payments of $3 million due by the end of 2002.

o    Implemented a  restructuring  plan in August.  Under this plan, the company
     reduced  its   workforce   by   approximately   45%  and  cut  expenses  by
     approximately 40%.

o    Collected $7.9 million in accounts receivable between July and October.

o Successfully concluded a large operator field trial in Asia culminating in the purchase of the trial system from a local AirNet reseller and establishment of a distribution channel.

"The third quarter was positive for the Company in many respects although challenges remain," said Glenn Ehley, president and chief executive officer of

AirNet. "Our focus was to cut costs and liabilities, renew our relationships with our North American PCS customers, reduce our levels of inventory, achieve our product performance goals, and position the Company for growth when the "wireless winter" ends."

Conference Call
---------------
The Company  will hold a conference  call today,  November 14, 2001 at 5:30 p.m.
(ET) to discuss this news release. The dial-in number for the conference call is
(719) 457-2698. A replay of the conference call will be available beginning today at 8 p.m. (ET) until 12:00 a.m. (ET) on Wednesday, November 21, 2001. The replay number for the conference call is (719) 457-0820, and the pass code is 569031.

About AirNet
------------
AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(TM) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at www.airnetcom.com.

For More Information:

AirNet Contact:
Stuart Dawley
Investor Relations Officer
+1 321-953-6783
sdawley@airnetcom.com

          Safe Harbor Statement Under the Private Securities Litigation
                               Reform Act of 1995

The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward looking statements include statements regarding the transition and evolution to high-speed data and wireless Internet services, future sales to customers and customer deployment plans. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and we assume no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, our historical and future losses, our limited operating history, fluctuations in our quarterly revenues and operating results, our need to raise additional working capital, and the difficulty of raising capital due to economic conditions and the status of capital markets. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.

AirNet(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, AdaptaCell(TM), Super Capacity(TM), Backhaul Free(TM), and We're Ready for Anything(TM) are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.

                   AIRNET COMMUNICATIONS CORPORATION
                       CONDENSED BALANCE SHEETS
                            (in thousands)

                                                                               UNAUDITED         UNAUDITED
                                                                             SEP. 30, 2001      DEC. 31, 2000
ASSETS
   Cash and cash equivalents                                                   $11,836              $28,867
   Accounts receivable, net of allowances if $2.6 million                        6,879                8,218
     and $4.1 million at Sep 30, 2001 and Dec 31, 2000,
     respectively
   Inventories, net                                                             24,482               32,769
   Notes receivable, net                                                           775                5,932
   Other current assets                                                            695                1,028
                                                                               -------              -------
        Total current assets                                                    44,667               76,814
                                                                               -------              -------

   Property and equipment, net                                                  13,360               11,664
   Long-term notes receivable, net                                               1,410                3,060
   Other long-term assets                                                        1,877                  596
                                                                               -------              -------
                    Total assets                                               $61,314              $92,134
                                                                               =======              =======

LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable                                                            $11,320              $13,198
   Accrued expenses                                                              3,610                4,136
   Current portion of capital lease obligations                                    263                  803
   Customer deposits                                                               714                2,398
   Deferred revenue                                                              2,801                7,161
                                                                               -------              -------
         Total current liabilities                                              18,708               27,696
                                                                               -------              -------

   Capital lease obligations                                                       426                  215
   Dividends Payable                                                               900                 --
                                                                               -------              -------
         Total liabilities                                                      20,034               27,911

             Redeemable Convertible Preferred Stock                             15,913                 --

             Stockholders' equity                                               25,367               64,223
                                                                               -------              -------

                   Total liabilities and stockholders' equity                  $61,314              $92,134
                                                                               -------              -------

                        AIRNET COMMUNICATIONS CORPORATION
                        CONDENSED STATEMENT OF OPERATIONS
                      (in thousands, except per share date)



                                                        UNAUDITED                       UNAUDITED
                                                   THREE MONTHS ENDED               NINE MONTHS ENDED
                                                SEP. 30, 2001   SEP. 30, 2000   SEP. 30, 2001    SEP. 30, 2000

NET REVENUES                                    $      2,127    $     13,597    $     10,407          28,850
COST OF REVENUES                                       3,663           8,639          20,975          18,520
                                                ------------    ------------    ------------    ------------
    Gross profit                                      (1,536)          4,958         (10,568)         10,330
                                                ------------    ------------    ------------    ------------

OPERATING EXPENSES:
    Research and development                           4,396           7,395          22,626          20,388
    Sales and marketing                                1,712           2,666          10,519           7,230
    General and administrative                         2,469           1,367           8,709           3,654
    Stock-based compensation                              95             109             285             327
                                                ------------    ------------    ------------    ------------
        Total costs and expenses                       8,672          11,537          42,139          31,599
                                                ------------    ------------    ------------    ------------

LOSS FROM OPERATIONS                                 (10,208)         (6,579)        (52,707)        (21,269)
                                                ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE), net                              206           1,363             797           3,826
                                                ------------    ------------    ------------    ------------
LOSS BEFORE EXTRAORDINARY ITEM                       (10,002)         (5,216)        (51,910)        (17,444)

ACCRETION OF DISCOUNT-
REDEEMABLE PREFERRED STOCK                              (407)           --              (606)           --

DIVIDENDS ON PREFERRED STOCK                            (600)           --              (900)           --

LOSS APPLICABLE TO COMMON STOCK
BEFORE EXTRAORDINARY GAIN ON                    ------------    ------------    ------------    ------------
VENDOR SETTLEMENTS                                   (11,009)         (5,216)        (53,416)        (17,444)
                                                ------------    ------------    ------------    ------------

EXTRAORDINARY GAIN ON VENDOR
SETTLEMENTS                                              461            --               461            --

NET LOSS APPLICABLE TO COMMON                   ------------    ------------    ------------    ------------
STOCK                                                (10,548)         (5,216)        (52,955)        (17,444)
                                                ============    ============    ============    ============

NET LOSS PER SHARE ATTRIBUTABLE
TO COMMON STOCKHOLDERS BEFORE
EXTRAORDINARY GAIN ON VENDOR
SETTLEMENTS-Basic and diluted                          (0.46)          (0.22)          (2.23)          (0.74)
                                                ============    ============    ============    ============

EXTRAORDINARY GAIN PER SHARE ON
VENDOR SETTLEMENTS                              $       0.02    $       --      $       0.02    $       --
                                                ============    ============    ============    ============

LOSS PER SHARE ATTRIBUTABLE TO
COMMON STOCKHOLDERS-Basic and diluted           $      (0.44)   $      (0.22)   $      (2.23)   $      (0.74)
                                                ============    ============    ============    ============

WEIGHTED AVERAGE SHARES USED IN
CALCULATING BASIC AND DILUTED
LOSS PER SHARE                                    23,791,179      23,669,169      23,783,648      23,528,820
                                                ------------    ------------    ------------    ------------